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                                                                    EXHIBIT 1(C)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.

                 PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: Pursuant to sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation, an open-end company registered under the Investment Company Act of 1940, has increased the total number of shares of capital stock which the Corporation shall have authority to issue from Ten Billion (10,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Ten Million Dollars ($10,000,000), to Twenty Billion (20,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Twenty Million Dollars ($20,000,000), pursuant to the following resolution adopted at a regular meeting of the Board of Directors of the Corporation held on July 21, 1989:

                          RESOLVED, that the total number of shares of capital
                 stock which the Corporation shall have authority to issue be increased to Twenty Billion (20,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Twenty Million Dollars ($20,000,000).
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                 SECOND: The total number of classified and authorized shares of each class of the Corporation as of immediately before the increase is:

                          Class A Common Stock, Three Billion (3,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                          Class B Common Stock, Two Billion (2,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of Two Million Dollars ($2,000,000));

                          Class C Common Stock, one Billion (1,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000)); and

                          Class D Common Stock, one Billion (1,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000)).

The total number of authorized and unclassified shares of capital stock of the Corporation as of immediately before the increase is Three Billion (3,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Three Million Dollars ($3,000,000).

                 THIRD: The total number of classified and authorized shares of each class of the Corporation as increased is:

                          Class A Common Stock, Three Billion (3,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of Three Million Dollars ($3,000,000));

                          Class B Common Stock, Two Billion (2,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of Two Million Dollars ($2,000,000));

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                          Class C Common Stock, One Billion (1,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000)); and

                          Class D Common Stock, One Billion (1,000,000,000)
                 shares of capital stock of the Corporation (of the aggregate par value of One Million Dollars ($1,000,000)).

The total number of authorized and unclassified shares of capital stock of the Corporation as increased is Thirteen Billion (13,000,000,000) shares, of the par value of One Mill ($0.001) per share, and of the aggregate par value of Thirteen Million Dollars ($13,000,000).

                 IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this first day of August, 1989.

                                           PACIFIC HORIZON FUNDS, INC.

[SEAL]                                     By: /s/ Thomas M. Collins
                                               -----------------------
                                               Thomas M. Collins
                                               President

Attest:

/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary

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                                  CERTIFICATE

                 THE UNDERSIGNED, President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                           /s/ Thomas M. Collins
                                           ---------------------
Dated:  August 1, 1989                     Thomas M. Collins
                                           President

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